Exhibit 10.1

WAIVER TO
JOINT VENTURE AND INVESTMENT MANAGEMENT AGREEMENT

THIS WAIVER TO JOINT VENTURE AND INVESTMENT MANAGEMENT AGREEMENT (this “Waiver”) dated as of May 4, 2016, is made in respect to that certain Joint Venture and Investment Management Agreement dated as of December 22, 2011 (the “JV/IMA”), by and among Third Point Reinsurance Company Ltd., a Bermuda Class 4 insurance company (“TP Re”), Third Point Reinsurance Ltd., a Bermuda corporation and the direct parent of TP Re (“Holdco”), Third Point Advisors LLC, a Delaware limited liability company (“TP GP”), and Third Point LLC, a Delaware limited liability company (“Third Point”). All capitalized terms used in this Waiver and not otherwise defined herein shall have the respective meanings ascribed to them in the JV/IMA.
RECITALS
WHEREAS, the parties hereto entered into the JV/IMA for the purpose of creating a joint venture (the “Joint Venture”) solely with respect to the management of certain investable assets and to share in the profits and losses therefrom as provided in the JV/IMA;
WHEREAS, each of Holdco and TP Re desires to withdraw cash from the accounts of the Joint Venture in order to fund a share repurchase plan approved by the Board of Holdco (the “Share Repurchase Plan”) under which Holdco may effect purchases for cash from time to time of Holdco’s common shares;
WHEREAS, the JV/IMA does not contemplate withdrawals in connection with the Share Repurchase Plan or any comparable transaction; and
WHEREAS, Third Point and TP GP are willing to permit each of Holdco and TP Re to withdraw cash from the accounts of the Joint Venture to fund the Share Repurchase Plan.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.
Notwithstanding any provision in the JV/IMA to the contrary, Third Point and TP GP hereby agree to permit each of Holdco and TP Re to withdraw cash from the accounts of the Joint Venture to fund the Share Repurchase Plan upon 3 Business Days’ prior written notice, which withdrawals shall be limited to an aggregate amount of $100 million. Third Point and TP GP further agree to use reasonable efforts to ensure such cash is available for withdrawal.

2.	Except as expressly set forth in this Waiver, this Waiver shall have no effect on the powers, authorities or rights of the parties to the JV/IMA or the terms of the JV/IMA.

3.	This Waiver may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same agreement.

Exhibit 10.1

4.	This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.
[Signature page to follow.]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date first written above.
THIRD POINT REINSURANCE COMPANY LTD.
/s/ J. Robert Bredahl
By:    __________________________
Name: J. Robert Bredahl
Title: Chief Executive Officer & Chief Underwriting Officer

/s/ Janice R. Weidenborner
By:    __________________________
Name: Janice R. Weidenborner
Title: EVP & Group General Counsel

THIRD POINT REINSURANCE LTD.
/s/ J. Robert Bredahl
By:    __________________________
Name: J. Robert Bredahl
Title: President & Chief Operating Officer

/s/ Janice R. Weidenborner
By:    __________________________
Name: Janice R. Weidenborner
Title: EVP & Group General Counsel

THIRD POINT ADVISORS LLC
/s/ Joshua L. Targoff
By:    __________________________
Name: Joshua L. Targoff
Title: Chief Operating Officer, General Counsel

THIRD POINT LLC
/s/ Joshua L. Targoff
By:    __________________________
Name: Joshua L. Targoff
Title: Chief Operating Officer, General Counsel

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